                                 [GMAC RFC LOGO]

             FREE WRITING PROSPECTUS FOR RAMP SERIES 2006-RZ3 TRUST
              (Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

RAMP SERIES 2006-RZ3 TRUST
Issuing Entity

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3

$688,345,000 CERTIFICATES (APPROXIMATE)

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor (SEC File No. 333-131211)

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

JULY 25, 2006

                        [Banc of America Securities LOGO]

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                        1

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $$688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                         FREE WRITING PROSPECTUS LEGEND

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (FILE NO. 333-131211)
(INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC")
FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION
ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE
BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE
DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL
ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING
TOLL FREE 1-800-294-1322 OR VIA E-MAIL AT
DG.PROSPECTUS_DISTRIBUTION@BOFASECURITIES.COM.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the
Offered Certificates, until we have accepted your offer to purchase Offered
Certificates. The Offered Certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such
Offered Certificates or any similar security and the underwriters' obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered
Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the mortgage pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in this free writing prospectus.
The underwriters' obligation to sell any of the Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Offered Certificates, the underwriters will notify you, and neither the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and neither the issuing entity or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This information in this communication is preliminary and is subject to completion or change.

                             IRS CIRCULAR 230 NOTICE

          THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED,
          AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR
          LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND
          PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR
          MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS
          SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN
          INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT
APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR
OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION
BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                        2

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                              RAMP SERIES 2006-RZ3

                                  CERTIFICATES

                                                                      Expected      Expected
                                                          Expected    Principal      Maturity        Final
                                    Interest                WAL        Window          Date        Scheduled      Expected
             Interest  Approximate   Accrual  Principal   (yrs)(2)   (months)(2)   (months)(2)   Distribution     Ratings
Class          Type      Size(1)      Basis      Type     Call/Mat    Call/Mat       Call/Mat       Date(6)     (M / F / S)
----------------------------------------------------------------------------------------------------------------------------

A-1 (3) (4)  Floating  293,488,000   Act/360      SEQ    1.00/1.00   1-23/1-23    Jun-08/Jun-08       Jul-29    Aaa/AAA/AAA
A-2 (3) (4)  Floating  181,066,000   Act/360      SEQ    3.00/3.00  23-72/23-72   Jul-12/Jul-12       Nov-35    Aaa/AAA/AAA
A-3 (3) (4)  Floating   47,296,000   Act/360      SEQ    6.82/8.69  72-84/72-186  Jul-13/Jan-22      Aug- 36    Aaa/AAA/AAA
M-1 (3) (4)  Floating   53,960,000   Act/360      MEZ    4.95/5.45  43-84/43-165  Jul-13/Apr-20      Aug- 36     Aa1/AA+/UR
M-2 (3) (4)  Floating   26,980,000   Act/360      MEZ    4.83/5.31  41-84/41-153  Jul-13/Apr-19      Aug- 36     Aa2/AA/UR
M-3 (3) (4)  Floating   15,620,000   Act/360      MEZ    4.79/5.26  40-84/40-146  Jul-13/Sep-18      Aug- 36     Aa3/AA-/UR
M-4 (3) (4)  Floating   13,845,000   Act/360      MEZ    4.77/5.22  39-84/39-140  Jul-13/Mar-18      Aug- 36      A1/A+/UR
M-5 (3) (4)  Floating   13,845,000   Act/360      MEZ    4.76/5.18  39-84/39-135  Jul-13/Oct-17      Aug- 36      A2/A/UR
M-6 (3) (4)  Floating   12,425,000   Act/360      MEZ    4.74/5.14  38-84/38-128  Jul-13/Mar-17      Aug- 36      A3/A-/UR
M-7 (3) (4)  Floating   12,070,000   Act/360      MEZ    4.74/5.08  38-84/38-120  Jul-13/Jul-16      Aug- 36   Baa1/ BBB+/UR
M-8 (3) (4)  Floating   10,650,000   Act/360      MEZ    4.73/5.00  37-84/37-111  Jul-13/Oct-15      Aug- 36    Baa2/BBB/UR
M-9 (3) (4)  Floating    7,100,000   Act/360      MEZ    4.72/4.88  37-84/37-100  Jul-13/Nov-14      Aug- 36    Baa3/BBB-/UR

OFFERED CERTIFICATES   688,345,000
SB (5)          N/A     21,655,000     N/A       SUB                     Not Offered Hereby                         N/A
R (5)           N/A        N/A         N/A       RES                     Not Offered Hereby                         N/A
TOTAL CERTIFICATES

NOTES:

(1)  Class sizes subject to a 5% variance.

(2)  Pricing Speed Assumption:

     Fixed: 100% PPC (4% CPR in month 1, building linearly to 25% CPR by month
            12, and remaining constant at 25% CPR thereafter).

     ARMs: 100% PPC (4% CPR in month 1, building linearly to 30% CPR by month
           12, and remaining constant at 30% CPR thereafter ).

(3)  The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net
     WAC Cap Rate and (iii) 14.00% per annum.

(4)  If the 10% optional call is not exercised, the margin on the Class A
     Certificates will double and the margin on the Class M Certificates will increase to a 1.5x multiple, beginning on the second Distribution Date after the first possible optional call date.

(5)  Not offered hereby.

(6)  The Final Scheduled Distribution Date for the (i) Class A-1 and Class A-2
     Certificates are calculated at 0% CPR and assuming that no optional termination is exercised and (ii) Class A-3 and Class M Certificates are in the month following the latest maturity date of any mortgage loan in the trust.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

ISSUING ENTITY:                  RAMP Series 2006-RZ3 Trust.

CERTIFICATES:                    The Class A-1, Class A-2 and Class A-3
                                 Certificates (collectively, the "Class A
                                 Certificates") and the Class M-1 through Class
                                 M-9 Certificates (collectively, the "Class M
                                 Certificates" and together with the Class A
                                 Certificates, the "Offered Certificates") are
                                 backed by the Mortgage Loans (as defined
                                 herein). The Offered Certificates will be
                                 offered pursuant to the Preliminary Prospectus
                                 Supplement described below.

CO-LEAD MANAGERS:                Banc of America Securities LLC and Residential
                                 Funding Securities LLC.

CO-MANAGER:                      Bear, Stearns & Co. Inc.

YIELD MAINTENANCE AGREEMENT
PROVIDER:                        [TBD].

DEPOSITOR:                       Residential Asset Mortgage Products, Inc.
                                 ("RAMP"), an affiliate of Residential Funding
                                 Corporation.

TRUSTEE:                         JPMorgan Chase Bank, N.A.

MASTER SERVICER AND SPONSOR:     Residential Funding Corporation (the "Seller",
                                 "Master Servicer" or "Residential Funding"), an
                                 indirect wholly-owned subsidiary of GMAC
                                 Mortgage Group, Inc.

SUBSERVICER:                     Primary servicing will be provided by
                                 HomeComings Financial Network, Inc.
                                 ("HomeComings"), a wholly-owned subsidiary of
                                 Residential Funding, with respect to
                                 approximately 98.28% of the Mortgage Loans.
                                 Primary servicing will be provided by GMAC
                                 Mortgage Corporation, an affiliate of
                                 Residential Funding, with respect to
                                 approximately 1.72% of the Mortgage Loans.

CUT-OFF DATE:                    July 1, 2006 after deducting payments due
                                 during the month of July 2006.

SETTLEMENT DATE:                 On or about August 3, 2006.

DISTRIBUTION DATES:              25th of each month (or the next business day if
                                 such day is not a business day) commencing on
                                 August 25, 2006.

FORM OF CERTIFICATES:            Book-entry form through DTC, Clearstream and
                                 Euroclear.

MINIMUM DENOMINATIONS:           For the Class A, Class M-1, Class M-2 and Class
                                 M-3 Certificates: $100,000 and integral
                                 multiples of $1 in excess thereof; for the
                                 Class M-4 through Class M-9 Certificates:
                                 $250,000 and integral multiples of $1 in excess
                                 thereof.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

ERISA CONSIDERATIONS:            The Class A Certificates may be eligible for
                                 purchase by employee benefit plans or other
                                 plans or arrangements that are subject to ERISA
                                 or section 4975 of the Internal Revenue Code
                                 (collectively, "Plans"), subject to important
                                 restrictions described in the prospectus and
                                 prospectus supplement. However, investors
                                 should consult with their counsel with respect
                                 to the consequences under ERISA and the
                                 Internal Revenue Code of such a Plan's
                                 acquisition and ownership of such Class A
                                 Certificates. The Class M Certificates are not
                                 expected to be eligible for purchase by Plans.

LEGAL INVESTMENTS:               The Offered Certificates will not constitute
                                 "mortgage related securities" for the purposes
                                 of the Secondary Mortgage Market Enhancement
                                 Act of 1984 ("SMMEA").

TAX STATUS:                      One or more REMIC elections.

MORTGAGE LOANS:                  o    The Mortgage Loans will consist of first
                                      lien, fixed-rate and adjustable-rate
                                      mortgage loans (the "Mortgage Loans"). The
                                      pool of Mortgage Loans described herein
                                      has an approximate aggregate principal
                                      balance of $709,766,662.23 as of the
                                      Cut-off Date. On the closing date, the
                                      Mortgage Loans will have an approximate
                                      aggregate principal balance of
                                      $710,000,000 as of the Cut-off Date.

                                 o    As of the Cut-off Date, approximately
                                      12.61% of the pool of Mortgage Loans
                                      described herein provide for an initial
                                      interest only period of up to ten years.

SILENT SECONDS:                  The mortgaged properties relating to
                                 approximately 0.05% of the statistical pool of
                                 first-lien Mortgage Loans, which are included
                                 in this pool are subject to a second-lien
                                 mortgage loan ("Silent Seconds"), based solely
                                 on the information made available to the
                                 Depositor. The weighted average combined
                                 original loan-to-value ratio of all the
                                 Mortgage Loans, including the Silent Seconds is
                                 100.26%.

PRICING SPEED ASSUMPTIONS:       o    Fixed - 100% PPC (4% CPR in month 1,
                                      building linearly to 25% CPR by month 12,
                                      and remaining constant at 25% CPR
                                      thereafter).

                                 o    ARMs - 100% PPC (4% CPR in month 1,
                                      building linearly to 30% CPR by month 12,
                                      and remaining constant at 30% CPR
                                      thereafter).

OPTIONAL CALL:                   On any Distrubtion Date on which the aggregate
                                 stated principal balance of the Mortgage Loans
                                 after giving effect to distributions to be made
                                 on that Distribution Date is less than 10% of
                                 the aggregate principal balance of the Mortgage
                                 Loans as of the Cut-Off Date (the date of such
                                 occurrence, the "Optional Call Date"), the
                                 master servicer or its designee may terminate
                                 the trust. The exercise of the optional call
                                 may be subject to limitations as described in
                                 the prospectus supplement.

BASIS RISK SHORTFALL:            With respect to any class of the Class A and
                                 Class M Certificates and any Distribution Date
                                 on which the Net WAC Cap Rate is used to
                                 determine the

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                                 pass-through rate of that class of Class A and
                                 Class M Certificates, an amount equal to the
                                 excess of (i) accrued certificate interest for
                                 that class calculated at a rate (not to exceed
                                 14.00% per annum) equal to One-Month LIBOR plus
                                 the related margin, over (ii) accrued
                                 certificate interest for that class calculated
                                 using the Net WAC Cap Rate.

BASIS RISK SHORTFALL
CARRY-FORWARD AMOUNTS:           With respect to each class of the Class A and
                                 Class M Certificates and any Distribution Date,
                                 an amount equal to the aggregate amount of
                                 Basis Risk Shortfall for that class on that
                                 Distribution Date, plus any unpaid Basis Risk
                                 Shortfall from prior Distribution Dates, plus
                                 interest thereon to the extent previously
                                 unreimbursed by Excess Cash Flow, at a rate
                                 equal to the related pass-through rate for that
                                 class.

RELIEF ACT SHORTFALLS:           With respect to any Distribution Date, the
                                 shortfall, if any, in collections of interest
                                 resulting from the Servicemembers Civil Relief
                                 Act, as amended, or any similar legislation or
                                 regulation. Relief Act Shortfalls will be
                                 covered by available Excess Cash Flow in the
                                 current period only. Any Relief Act Shortfalls
                                 allocated to the Offered Certificates for the
                                 current period not covered by Excess Cash Flow
                                 in the current period will remain unpaid.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

CREDIT ENHANCEMENT:              A. SUBORDINATION

                                 Credit enhancement for the Class A Certificates
                                 will include the subordination of the Class M
                                 Certificates. Credit enhancement for the Class
                                 M Certificates will include the subordination
                                 of each class of the Class M Certificates with
                                 a lower payment priority.

                                 INITIAL SUBORDINATION (INCLUDING THE INITIAL
                                 OVERCOLLATERALIZATION AMOUNT):

                                                                     INITIAL    AFTER
                                                 EXPECTED RATING      CREDIT  STEP-DOWN
                                   CLASS    (MOODY'S / FITCH / S&P)  SUPPORT   SUPPORT
                                 ------------------------------------------------------

                                 Class A           Aaa/AAA/AAA       26.50%     53.00%
                                 Class M-1         Aa1/AA+/UR        18.90%     37.80%
                                 Class M-2          Aa2/AA/UR        15.10%     30.20%
                                 Class M-3         Aa3/AA-/UR        12.90%     25.80%
                                 Class M-4          A1/A+/UR         10.95%     21.90%
                                 Class M-5           A2/A/UR          9.00%     18.00%
                                 Class M-6          A3/A-/UR          7.25%     14.50%
                                 Class M-7        Baa1/ BBB+/UR       5.55%     11.10%
                                 Class M-8         Baa2/BBB/UR        4.05%      8.10%
                                 Class M-9        Baa3/BBB-/UR        3.05%      6.10%

                                 For any class of Offered Certificates, the
                                 Initial Credit Support is the aggregate
                                 certificate principal balance of all
                                 certificates subordinate to such class as a
                                 percentage of the aggregate stated principal
                                 balance of the Mortgage Loans as of the Cut-off
                                 Date. The Initial Credit Support includes the
                                 initial Overcollateralization Amount.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                                 B. OVERCOLLATERALIZATION ("OC")

                                 Initial (% Orig.)                3.05%
                                 OC Target (% Orig.)              3.05%
                                 OC Floor (% Orig.)               0.50%
                                 OC Stepdown Target (% Current)   6.10%
                                 OC Holiday                       None

                                 C. EXCESS SPREAD *

                                 Initially equal to approximately 434 basis
                                 points per annum, for the initial accrual
                                 period.

                                 * - Excess Spread is calculated on a 30/360
                                     basis and at the Pricing Speed
                                     Assumption.

                                 D. YIELD MAINTENANCE AGREEMENT

                                 Any amounts payable under the Yield Maintenance
                                 Agreement on each Distribution Date will be
                                 included in Excess Cash Flow and will be
                                 distributed in accordance with the priority set
                                 forth below under "Excess Cash Flow
                                 Distributions."

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

EXCESS CASH FLOW
DISTRIBUTIONS:                   On any Distribution Date, the Excess Cash Flow
                                 will be allocated among the certificates as set
                                 forth in the Preliminary Prospectus in the
                                 following order of priority:

                                 (1)  as part of the Principal Distribution
                                      Amount, to pay to the holders of the Class
                                      A and Class M Certificates in reduction of
                                      their certificate principal balances, the
                                      principal portion of realized losses
                                      previously allocated to reduce the
                                      certificate principal balance of any Class
                                      A and Class M Certificates and remaining
                                      unreimbursed, but only to the extent of
                                      subsequent recoveries;

                                 (2)  as part of the Principal Distribution
                                      Amount, to pay to the holders of the Class
                                      A and Class M Certificates in reduction of
                                      their certificate principal balances, the
                                      principal portion of realized losses
                                      incurred on the Mortgage Loans for the
                                      preceding calendar month;

                                 (3)  to pay the holders of the Class A and
                                      Class M Certificates as part of the
                                      Principal Distribution Amount, any
                                      Overcollateralization Increase Amount;

                                 (4)  to pay the holders of Class A and Class M
                                      Certificates, the amount of any prepayment
                                      interest shortfalls allocated thereto for
                                      that Distribution Date, on a pro rata
                                      basis based on accrued certificate
                                      interest otherwise due thereon, to the
                                      extent not covered by the Eligible Master
                                      Servicing Compensation on that
                                      Distribution Date;

                                 (5)  to pay to the holders of the Class A and
                                      Class M Certificates, any prepayment
                                      interest shortfalls remaining unpaid from
                                      prior Distribution Dates together with
                                      interest thereon, on a pro rata basis
                                      based on unpaid prepayment interest
                                      shortfalls previously allocated thereto;

                                 (6)  to pay to the holders of the Class A
                                      Certificates, on a pro rata basis, based
                                      on the amount of Basis Risk Carry-Forward
                                      Amounts previously allocated thereto that
                                      remain unreimbursed, and then to the
                                      holders of the Class M Certificates, in
                                      the order of payment priority, the amount
                                      of any Basis Risk Shortfall Carry-Forward
                                      Amounts, remaining unpaid as of that
                                      Distribution Date;

                                 (7)  to pay to the holders of the Class A and
                                      Class M Certificates, the amount of any
                                      Relief Act Shortfalls allocated thereto,
                                      on a pro rata basis based on Relief Act
                                      Shortfalls allocated thereto for that
                                      Distribution Date;

                                 (8)  to pay to the holders of the Class A
                                      Certificates, on a pro rata basis, based
                                      on the amount of realized losses
                                      previously allocated thereto that remain
                                      unreimbursed and then to the holders of
                                      the Class M Certificates, in the order of
                                      payment priority, the principal portion of

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                                      any realized losses previously allocated
                                      thereto that remain unreimbursed; and

                                 (9)  to pay to the holders of the Class SB
                                      Certificates and the Class R Certificates
                                      any balance remaining, in accordance with
                                      the terms of the pooling and servicing
                                      agreement.

                                 On any Distribution Date, the amounts described
                                 in clause (2) and (3) above will be paid first
                                 from Excess Cash Flow for that Distribution
                                 Date, other than amounts received by the
                                 trustee under the Yield Maintenance Agreement,
                                 and second from amounts received by the trustee
                                 under the Yield Maintenance Agreement.

INTEREST ACCRUAL PERIOD:         From and including the preceding Distribution
                                 Date (for the first accrual period, the closing
                                 date) up to but excluding the current
                                 Distribution Date on an actual/360 basis.

PASS-THROUGH RATES:              On each Distribution Date, the Pass-Through
                                 Rate on each class of the Class A and Class M
                                 Certificates will be a per annum rate equal to
                                 the least of (x) for any Distribution Date
                                 which occurs prior to the second Distribution
                                 Date after the first possible Optional Call
                                 Date, One-Month LIBOR plus the related margin
                                 for such class, and beginning on the second
                                 Distribution Date after the first possible
                                 Optional Call Date, (1) with respect to the
                                 Class A Certificates, One-Month LIBOR plus 2
                                 times the related margin for such class, and
                                 (2) with respect to the Class M Certificates,
                                 One-Month LIBOR plus 1.5 times the related
                                 margin of such class, (y) the Net WAC Cap Rate
                                 and (z) 14.00% per annum.

NET WAC
CAP RATE:                        With respect to any Distribution Date, a per
                                 annum rate (which will not be less than zero)
                                 equal to the product of (a) the weighted
                                 average of the Net Mortgage Rates of the
                                 Mortgage Loans using the Net Mortgage Rates in
                                 effect for the scheduled payments due on such
                                 Mortgage Loans during the related due period,
                                 and (b) a fraction expressed as a percentage,
                                 the numerator of which is 30 and the
                                 denominator of which is the actual number of
                                 days in the related Interest Accrual Period.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

NET MORTGAGE RATE:               With respect to any Mortgage Loan, the mortgage
                                 rate minus (a) the master servicing fee and (b)
                                 the sub-servicing fee.

ELIGIBLE MASTER SERVICING
COMPENSATION:                    For any Distribution Date, an amount equal to
                                 the lesser of (a) one-twelfth of 0.125% of the
                                 stated principal balance of the Mortgage Loans
                                 immediately preceding that Distribution Date,
                                 and (b) the sum of the master servicing fee
                                 payable to the Master Servicer in respect of
                                 its master servicing activities and
                                 reinvestment income received by the Master
                                 Servicer on amounts payable with respect to
                                 that Distribution Date with respect to the
                                 Mortgage Loans. Excess Cash Flow may also be
                                 available to cover prepayment interest
                                 shortfalls, subject to the priority of
                                 distribution for Excess Cash Flow.

ADVANCES:                        The Master Servicer will advance delinquent
                                 principal and interest to the extent the
                                 advance is recoverable from future collections
                                 on the Mortgage Loans.

OVERCOLLATERALIZATION AMOUNT:    With respect to any Distribution Date, the
                                 excess, if any, of (a) the aggregate stated
                                 principal balance of the Mortgage Loans before
                                 giving effect to distributions of principal to
                                 be made on that Distribution Date, over (b) the
                                 aggregate certificate principal balance of the
                                 Class A and Class M Certificates, as of such
                                 date, before taking into account distributions
                                 of principal to be made on that Distribution
                                 Date.

REQUIRED OVERCOLLATERALIZATION
AMOUNT:                          With respect to any Distribution Date (i) prior
                                 to the Stepdown Date, an amount equal to 3.05%
                                 of the aggregate stated principal balance of
                                 the Mortgage Loans as of the Cut-off Date, (ii)
                                 on or after the Stepdown Date provided a
                                 Trigger Event is not in effect, the greater of
                                 (x) 6.10% of the then current aggregate
                                 outstanding principal balance of the Mortgage
                                 Loans after giving effect to distributions to
                                 be made on that Distribution Date and (y) the
                                 Overcollateralization Floor or (iii) on or
                                 after the related Stepdown Date if a Trigger
                                 Event is in effect, the Required
                                 Overcollateralization Amount for the
                                 immediately preceding Distribution Date. The
                                 Required Overcollateralization Amount may be
                                 reduced from time to time with notification to
                                 the rating agencies.

OVERCOLLATERALIZATION FLOOR:     0.50% of the aggregate stated principal balance
                                 of the Mortgage Loans, as of the Cut-Off Date.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

STEPDOWN DATE:                   The earlier to occur of (i) the Distribution
                                 Date immediately succeeding the Distribution
                                 Date on which the aggregate certificate
                                 principal balance of the Class A Certificates
                                 has been reduced to zero and (ii) the later to
                                 occur of (x) the Distribution Date in August
                                 2009 and (y) the first Distribution Date on
                                 which the Senior Enhancement Percentage is
                                 greater than or equal to 53.00%.

OVERCOLLATERALIZATION INCREASE
AMOUNT:                          With respect to any Distribution Date, an
                                 amount equal to the lesser of (i) available
                                 Excess Cash Flow available for payment of the
                                 Overcollateralization Increase Amount on that
                                 Distribution Date, as provided in clause (3)
                                 under "Excess Cash Flow Distributions" and (ii)
                                 the excess, if any, of (x) the Required
                                 Overcollateralization Amount for that
                                 Distribution Date over (y) the
                                 Overcollateralization Amount for that
                                 Distribution Date.

OVERCOLLATERALIZATION
REDUCTION AMOUNT:                With respect to any Distribution Date for which
                                 the Excess Overcollateralization Amount is, or
                                 would be, after taking into account all other
                                 distributions to be made on that Distribution
                                 Date, greater than zero, an amount equal to the
                                 lesser of (i) the Excess Overcollateralization
                                 Amount for that Distribution Date and (ii)
                                 Principal Remittance Amount for that
                                 Distribution Date.

EXCESS OVERCOLLATERALIZATION
AMOUNT:                          With respect to any Distribution Date, the
                                 excess, if any, of the Overcollateralization
                                 Amount over the Required Overcollateralization
                                 Amount.

EXCESS CASH FLOW:                For any Distribution Date, the sum of (a) the
                                 excess of (1) the available distribution amount
                                 for that Distribution Date over (2) the sum of
                                 (x) the interest distribution amount for the
                                 Offered Certificates for that Distribution Date
                                 and (y) the lesser of (i) the aggregate
                                 certificate principal balance of the Offered
                                 Certificates immediately prior to such
                                 Distribution Date and (ii) the Principal
                                 Remittance Amount for that Distribution Date to
                                 the extent not needed to pay interest on the
                                 Offered Certificates on such Distribution Date,
                                 (b) any Overcollateralization Reduction Amount
                                 and (c) any amounts received by the trust under
                                 the Yield Maintenance Agreement for that
                                 Distribution Date. Excess Cash Flow may be used
                                 to protect the Class A and Class M Certificates
                                 against realized losses by making an additional
                                 payment of principal up to the amount of the
                                 realized losses as and to the extent described
                                 above in "Excess Cash Flow Distributions".

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

TRIGGER EVENT:
(SUBJECT TO CHANGE)              A Trigger Event is in effect on any
                                 Distribution Date if either (i) the three month
                                 average of the related Sixty-Plus Delinquency
                                 Percentage, as determined on that Distribution
                                 Date and the immediately preceding two
                                 Distribution Dates, equals or exceeds 32.50% of
                                 the Senior Enhancement Percentage or (ii)
                                 cumulative realized losses on the Mortgage
                                 Loans as a percentage of the initial aggregate
                                 principal balance of the Mortgage Loans as of
                                 the Cut-off Date exceed the following amounts:

                                                                        LOSS TRIGGER
                                 ------------------------------------------------------------------------

                                 Months 25-36     [1.65]% in the first month plus an additional 1/12th of
                                                  [2.10]% for every month thereafter
                                 Months 37-48     [3.75]% in the first month plus an additional 1/12th of
                                                  [2.15]% for every month thereafter
                                 Months 49-60     [5.90]% in the first month plus an additional 1/12th of
                                                  [1.70]% for every month thereafter
                                 Months 61-72     [7.60]% in the first month plus an additional 1/12th of
                                                  [0.95]% for every month thereafter
                                 Months 73-84     [8.55]% in the first month plus an additional 1/12th of
                                                  [0.05]% for every month thereafter
                                 Months 85 and    [8.60%]
                                 thereafter

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                      With respect to any Distribution Date, the
                                 fraction, expressed as a percentage, equal to
                                 (x) the aggregate stated principal balance of
                                 the Mortgage Loans that are 60 or more days
                                 delinquent in payment of principal and interest
                                 for that Distribution Date, including Mortgage
                                 Loans in bankruptcy that are 60 or more days
                                 delinquent, foreclosure or REO, over (y) the
                                 aggregate stated principal balance of the
                                 Mortgage Loans immediately preceding that
                                 Distribution Date.

SENIOR ENHANCEMENT
PERCENTAGE:                      For any Distribution Date, the percentage
                                 obtained by dividing (x) the sum of (i) the
                                 aggregate certificate principal balance of the
                                 Class M Certificates and (ii) the
                                 Overcollateralization Amount, in each case
                                 prior to the distribution of the aggregate
                                 Principal Distribution Amount on such
                                 Distribution Date, by (y) the aggregate stated
                                 principal balance of the Mortgage Loans after
                                 giving effect to distributions to be made on
                                 that Distribution Date.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

PRINCIPAL
DISTRIBUTION AMOUNT:             On any Distribution Date, the lesser of (a) the
                                 excess of (i) the available distribution amount
                                 plus for inclusion in Excess Cash Flow for
                                 purposes of clauses (b)(v) and (vi) in this
                                 definition, the amounts received by the trustee
                                 under the Yield Maintenance Agreement for that
                                 Distribution Date to the extent set forth in
                                 clauses (2) and (3) under the "Excess Cash Flow
                                 Distributions" above, over (ii) the interest
                                 distribution amount and (b) the aggregate
                                 amount described below:

                                 (i)    the principal portion of all scheduled
                                        monthly payments on the Mortgage Loans
                                        received or advanced with respect to the
                                        related due period;

                                 (ii)   the principal portion of all proceeds of
                                        the repurchase of Mortgage Loans, or, in
                                        the case of a substitution, amounts
                                        representing a principal adjustment, as
                                        required by the pooling and servicing
                                        agreement during the preceding calendar
                                        month;

                                 (iii)  the principal portion of all other
                                        unscheduled collections other than
                                        subsequent recoveries, received on the
                                        Mortgage Loans during the preceding
                                        calendar month, or deemed to be received
                                        during the preceding calendar month,
                                        including, without limitation, full and
                                        partial principal prepayments made by
                                        the respective mortgagors, to the extent
                                        not distributed in the preceding month;

                                 (iv)   the lesser of (a) subsequent recoveries
                                        for that Distribution Date and (b) the
                                        principal portion of any realized losses
                                        allocated to any class of Offered
                                        Certificates on a prior Distribution
                                        Date and remaining unpaid;

                                 (v)    the lesser of (a) the Excess Cash Flow
                                        for that Distribution Date, to the
                                        extent not used in clause (b) (iv) above
                                        on such Distribution Date, and (b) the
                                        principal portion of any realized losses
                                        incurred, or deemed to have been
                                        incurred, on any Mortgage Loans in the
                                        calendar month preceding that
                                        Distribution Date to the extent covered
                                        by Excess Cash Flow for that
                                        Distribution Date as described under
                                        "--Excess Cash Flow Distributions"
                                        above; and

                                 (vi)   the lesser of (a) the Excess Cash Flow
                                        for that Distribution Date, to the
                                        extent not used pursuant to clauses (b)
                                        (iv) and (v) above on such Distribution
                                        Date, and (b) the amount of any
                                        Overcollateralization Increase Amount
                                        for that Distribution Date, to the
                                        extent covered by Excess Cash Flow for
                                        that Distribution Date as described
                                        under "Excess Cash Flow Distributions"
                                        above;
                                 minus

                                 (vii)  the amount of any Overcollateralization
                                        Reduction Amount for that Distribution
                                        Date; and

                                 (viii) any capitalization reimbursement amount.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                                 In no event will the Principal Distribution
                                 Amount on any Distribution Date be less than
                                 zero or greater than the outstanding aggregate
                                 certificate principal balance of the Class A
                                 Certificates and Class M Certificates.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the Principal
                                 Distribution Amount for that Distribution Date
                                 or (ii) on or after the Stepdown Date if a
                                 Trigger Event is not in effect for that
                                 Distribution Date, the lesser of:

                                 o    the Principal Distribution Amount for that
                                      Distribution Date; and

                                 o    the excess, if any, of (A) the aggregate
                                      certificate principal balance of the Class
                                      A Certificates immediately prior to that
                                      Distribution Date over (B) the lesser of
                                      (x) the product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

PRINCIPAL
REMITTANCE AMOUNT:               For any Distribution Date, the sum of the
                                 following amounts: (i) the principal portion of
                                 all scheduled monthly payments on the Mortgage
                                 Loans received or advanced with respect to the
                                 related due period; (ii) the principal portion
                                 of all proceeds of the repurchase of Mortgage
                                 Loans or, in the case of substitution, amounts
                                 representing a principal adjustment as required
                                 in the pooling and servicing agreement during
                                 the preceding calendar month; and (iii) the
                                 principal portion of all other unscheduled
                                 collections received on the Mortgage Loans
                                 during the preceding calendar month including,
                                 without limitation, full and partial principal
                                 prepayments made by the respective mortgagors,
                                 to the extent not distributed in the preceding
                                 month but excluding subsequent recoveries.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

INTEREST
DISTRIBUTIONS:                   Distributions to the holders of the Offered
                                 Certificates will be made generally as follows:

                                 From the available distribution amount
                                 remaining on each Distribution Date after
                                 payment of certain fees and expenses,
                                 distribution of accrued and unpaid interest
                                 (less any prepayment interest shortfalls not
                                 covered by Eligible Master Servicing
                                 Compensation or any Relief Act Shortfalls) to
                                 the holders of Offered Certificates, in the
                                 following order of priority:

                                 (i)     To each class of the Class A
                                         Certificates, on a pro-rata basis,
                                         based on the accrued certificate
                                         interest accrued thereon;

                                 (ii)    To the Class M-1 Certificates;

                                 (iii)   To the Class M-2 Certificates;

                                 (iv)    To the Class M-3 Certificates;

                                 (v)     To the Class M-4 Certificates;

                                 (vi)    To the Class M-5 Certificates;

                                 (vii)   To the Class M-6 Certificates;

                                 (viii)  To the Class M-7 Certificates;

                                 (ix)    To the Class M-8 Certificates; and

                                 (x)     To the Class M-9 Certificates.

PRINCIPAL DISTRIBUTIONS:         The Principal Distribution Amount will be
                                 distributed as follows:

                                 (i)     To the Class A Certificates, the Class
                                         A Principal Distribution Amount,
                                         sequentially to the Class A-1, Class
                                         A-2 and Class A-3 Certificates in that
                                         order, until the certificate principal
                                         balances thereof are reduced to zero;

                                 (ii)    To the Class M-1 Certificates, the
                                         Class M-1 Principal Distribution
                                         Amount, until the certificate principal
                                         balance of the Class M-1 Certificates
                                         is reduced to zero;

                                 (iii)   To the Class M-2 Certificates, the
                                         Class M-2 Principal Distribution
                                         Amount, until the certificate principal
                                         balance of the Class M-2 Certificates
                                         is reduced to zero;

                                 (iv)    To the Class M-3 Certificates, the
                                         Class M-3 Principal Distribution
                                         Amount, until the certificate principal
                                         balance of the Class M-3 Certificates
                                         is reduced to zero;

                                 (v)     To the Class M-4 Certificates, the
                                         Class M-4 Principal Distribution
                                         Amount, until the certificate principal
                                         balance of the Class M-4 Certificates
                                         is reduced to zero;

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                                 (vi)    To the Class M-5 Certificates, the
                                         Class M-5 Principal Distribution
                                         Amount, until the certificate principal
                                         balance of the Class M-5 Certificates
                                         is reduced to zero;

                                 (vii)   To the Class M-6 Certificates, the
                                         Class M-6 Principal Distribution
                                         Amount, until the certificate principal
                                         balance of the Class M-6 Certificates
                                         is reduced to zero;

                                 (viii)  To the Class M-7 Certificates, the
                                         Class M-7 Principal Distribution
                                         Amount, until the certificate principal
                                         balance of the Class M-7 Certificates
                                         is reduced to zero;

                                 (ix)    To the Class M-8 Certificates, the
                                         Class M-8 Principal Distribution
                                         Amount, until the certificate principal
                                         balance of the Class M-8 Certificates
                                         is reduced to zero; and

                                 (x)     To the Class M-9 Certificates, the
                                         Class M-9 Principal Distribution
                                         Amount, until the certificate principal
                                         balance of the Class M-9 Certificates
                                         is reduced to zero.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A Principal Distribution Amount or (ii)
                                 on or after the Stepdown Date if a Trigger
                                 Event is not in effect for that Distribution
                                 Date, the lesser of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A Principal
                                      Distribution Amount; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A Certificates (after
                                      taking into account the payment of the
                                      Class A Principal Distribution Amount for
                                      that Distribution Date) and (2) the
                                      certificate principal balance of the Class
                                      M-1 Certificates immediately prior to that
                                      Distribution Date over (B) the lesser of
                                      (x) the product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A and Class M-1 Principal Distribution
                                 Amounts or (ii) on or after the Stepdown Date
                                 if a Trigger Event is not in effect for that
                                 Distribution Date, the lesser of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A and Class M-1
                                      Principal Distribution Amounts; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A and Class M-1
                                      Certificates (after taking into account
                                      the payment of the Class A and Class M-1
                                      Principal Distribution Amounts for that
                                      Distribution Date) and (2) the certificate
                                      principal balance of the Class M-2
                                      Certificates immediately prior to that
                                      Distribution Date over (B) the lesser of
                                      (x) the product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A, Class M-1 and Class M-2 Principal
                                 Distribution Amounts or (ii) on or after the
                                 Stepdown Date if a Trigger Event is not in
                                 effect for that Distribution Date, the lesser
                                 of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A, Class M-1 and
                                      Class M-2 Principal Distribution Amounts;
                                      and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A, Class M-1 and
                                      Class M-2 Certificates (after taking into
                                      account the payment of the Class A, Class
                                      M-1 and Class M-2 Principal Distribution
                                      Amounts for that Distribution Date) and
                                      (2) the certificate principal balance of
                                      the Class M-3 Certificates immediately
                                      prior to that Distribution Date over (B)
                                      the lesser of (x) the product of (1) the
                                      applicable Subordination Percentage and
                                      (2) the aggregate stated principal balance
                                      of the Mortgage Loans after giving effect
                                      to distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A, Class M-1, Class M-2 and Class M-3
                                 Principal Distribution Amounts or (ii) on or
                                 after the Stepdown Date if a Trigger Event is
                                 not in effect for that Distribution Date, the
                                 lesser of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A, Class M-1,
                                      Class M-2 and Class M-3 Principal
                                      Distribution Amounts; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A, Class M-1, Class
                                      M-2 and Class M-3 Certificates (after
                                      taking into account the payment of the
                                      Class A, Class M-1, Class M-2 and Class
                                      M-3 Principal Distribution Amounts for
                                      that Distribution Date) and (2) the
                                      certificate principal balance of the Class
                                      M-4 Certificates immediately prior to that
                                      Distribution Date over (B) the lesser of
                                      (x) the product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A, Class M-1, Class M-2, Class M-3 and
                                 Class M-4 Principal Distribution Amounts or
                                 (ii) on or after the Stepdown Date if a Trigger
                                 Event is not in effect for that Distribution
                                 Date, the lesser of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A, Class M-1,
                                      Class M-2, Class M-3 and Class M-4
                                      Principal Distribution Amounts; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A, Class M-1, Class
                                      M-2, Class M-3 and Class M-4 Certificates
                                      (after taking into account the payment of
                                      the Class A, Class M-1, Class M-2, Class
                                      M-3 and Class M-4 Principal Distribution
                                      Amounts for that Distribution Date) and
                                      (2) the certificate principal balance of
                                      the Class M-5 Certificates immediately
                                      prior to that Distribution Date over (B)
                                      the lesser of (x) the product of (1) the
                                      applicable Subordination Percentage and
                                      (2) the aggregate stated principal balance
                                      of the Mortgage Loans after giving effect
                                      to distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A, Class M-1, Class M-2, Class M-3, Class
                                 M-4 and Class M-5 Principal Distribution
                                 Amounts or (ii) on or after the Stepdown Date
                                 if a Trigger Event is not in effect for that
                                 Distribution Date, the lesser of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A, Class M-1,
                                      Class M-2, Class M-3, Class M-4 and Class
                                      M-5 Principal Distribution Amounts; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A, Class M-1, Class
                                      M-2, Class M-3, Class M-4 and Class M-5
                                      Certificates (after taking into account
                                      the payment of the Class A, Class M-1,
                                      Class M-2, Class M-3, Class M-4 and Class
                                      M-5 Principal Distribution Amount for that
                                      Distribution Date) and (2) the certificate
                                      principal balance of the Class M-6
                                      Certificates immediately prior to that
                                      Distribution Date over (B) the lesser of
                                      (x) the product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A, Class M-1, Class M-2, Class M-3, Class
                                 M-4, Class M-5 and Class M-6 Principal
                                 Distribution Amounts or (ii) on or after the
                                 Stepdown Date if a Trigger Event is not in
                                 effect for that Distribution Date, the lesser
                                 of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A, Class M-1,
                                      Class M-2, Class M-3, Class M-4, Class M-5
                                      and Class M-6 Principal Distribution
                                      Amounts; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A, Class M-1, Class
                                      M-2, Class M-3, Class M-4, Class M-5 and
                                      Class M-6 Certificates (after taking into
                                      account the payment of the Class A, Class
                                      M-1, Class M-2, Class M-3, Class M-4,
                                      Class M-5 and Class M-6 Principal
                                      Distribution Amounts for that Distribution
                                      Date) and (2) the certificate principal
                                      balance of the Class M-7 Certificates
                                      immediately prior to that Distribution
                                      Date over (B) the lesser of (x) the
                                      product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A, Class M-1, Class M-2, Class M-3, Class
                                 M-4, Class M-5, Class M-6 and Class M-7
                                 Principal Distribution Amounts or (ii) on or
                                 after the Stepdown Date if a Trigger Event is
                                 not in effect for that Distribution Date, the
                                 lesser of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A, Class M-1,
                                      Class M-2, Class M-3, Class M-4, Class
                                      M-5, Class M-6 and Class M-7 Principal
                                      Distribution Amounts; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A, Class M-1, Class
                                      M-2, Class M-3, Class M-4, Class M-5,
                                      Class M-6 and Class M-7 Certificates
                                      (after taking into account the payment of
                                      the Class A, Class M-1, Class M-2, Class
                                      M-3, Class M-4, Class M-5, Class M-6 and
                                      Class M-7 Principal Distribution Amounts
                                      for that Distribution Date) and (2) the
                                      certificate principal balance of the Class
                                      M-8 Certificates immediately prior to that
                                      Distribution Date over (B) the lesser of
                                      (x) the product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A, Class M-1, Class M-2, Class M-3, Class
                                 M-4, Class M-5, Class M-6, Class M-7 and Class
                                 M-8 Principal Distribution Amounts or (ii) on
                                 or after the Stepdown Date if a Trigger Event
                                 is not in effect for that Distribution Date,
                                 the lesser of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A, Class M-1,
                                      Class M-2, Class M-3, Class M-4, Class
                                      M-5, Class M-6, Class M-7 and Class M-8
                                      Principal Distribution Amounts; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A, Class M-1, Class
                                      M-2, Class M-3, Class M-4, Class M-5,
                                      Class M-6, Class M-7 and Class M-8
                                      Certificates (after taking into account
                                      the payment of the Class A, Class M-1,
                                      Class M-2, Class M-3, Class M-4, Class
                                      M-5, Class M-6, Class M-7 and Class M-8
                                      Principal Distribution Amounts for that
                                      Distribution Date) and (2) the certificate
                                      principal balance of the Class M-9
                                      Certificates immediately prior to that
                                      Distribution Date over (B) the lesser of
                                      (x) the product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

SUBORDINATION PERCENTAGE:        As to any class of Class A or Class M
                                 Certificates, the respective approximate
                                 percentage set forth below:

                                             EXPECTED RATING
                                             (MOODY'S / FITCH
                                   CLASS          / S&P)         SUBORDINATION %
                                 -----------------------------------------------
                                 Class A        Aaa/AAA/AAA           47.00%
                                 Class M-1       Aa1/AA+/UR           62.20%
                                 Class M-2       Aa2/AA/UR            69.80%
                                 Class M-3       Aa3/AA-/UR           74.20%
                                 Class M-4        A1/A+/UR            78.10%
                                 Class M-5        A2/A/UR             82.00%
                                 Class M-6        A3/A-/UR            85.50%
                                 Class M-7     Baa1/ BBB+/UR          88.90%
                                 Class M-8      Baa2/BBB/UR           91.90%
                                 Class M-9      Baa3/BBB-/UR          93.90%

SUBSEQUENT RECOVERIES:           Subsequent recoveries, net of reimbursable
                                 expenses, with respect to Mortgage Loans that
                                 have been previously liquidated and that have
                                 resulted in a realized loss.

ALLOCATION OF LOSSES:            Any realized losses will be allocated or
                                 covered as follows:

                                 (i)    By Excess Cash Flow for the related
                                        Distribution Date as and to the extent
                                        described in "Excess Cash Flow
                                        Distributions" above;

                                 (ii)   By reduction of the
                                        Overcollateralization Amount, until
                                        reduced to zero (as further described in
                                        the prospectus supplement);

                                 (iii)  To the Class M-9 Certificates, until
                                        reduced to zero;

                                 (iv)   To the Class M-8 Certificates, until
                                        reduced to zero;

                                 (v)    To the Class M-7 Certificates, until
                                        reduced to zero;

                                 (vi)   To the Class M-6 Certificates, until
                                        reduced to zero;

                                 (vii)  To the Class M-5 Certificates, until
                                        reduced to zero;

                                 (viii) To the Class M-4 Certificates, until
                                        reduced to zero;

                                 (ix)   To the Class M-3 Certificates, until
                                        reduced to zero;

                                 (x)    To the Class M-2 Certificates, until
                                        reduced to zero;

                                 (xi)   To the Class M-1 Certificates, until
                                        reduced to zero; and

                                 (xii)  To the Class A Certificates, on a pro
                                        rata basis, until reduced to zero.

PRELIMINARY

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

PROSPECTUS:                      The Offered Certificates will be offered
                                 pursuant to a Preliminary Prospectus which
                                 includes a Preliminary Prospectus Supplement
                                 (together, the "Preliminary Prospectus").
                                 Additional information with respect to the
                                 Offered Certificates and the Mortgage Loans is
                                 contained in the Preliminary Prospectus. The
                                 foregoing is qualified in its entirety by the
                                 information appearing in the Preliminary
                                 Prospectus.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                           YIELD MAINTENANCE AGREEMENT
                               [Subject to Change]

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with [TBD] (the "Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on (i) an amount equal to the lesser of (a) the notional amount set forth in the table below and (b) the outstanding certificate principal balance of the Class A and Class M Certificates immediately preceding that Distribution
Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 5.35% beginning with the Distribution Date in August
2006. The Yield Maintenance Agreement will terminate after the Distribution Date in December 2011.

PERIOD   NOTIONAL BALANCE ($)
-----------------------------
   1          688,345,000
   2          681,269,885
   3          672,386,938
   4          661,704,582
   5          649,244,574
   6          635,042,415
   7          619,147,619
   8          601,628,490
   9          582,562,439
  10          562,040,737
  11          540,370,973
  12          519,371,644
  13          499,159,891
  14          479,706,068
  15          460,981,651
  16          442,959,190
  17          425,612,273
  18          408,915,486
  19          392,844,372
  20          377,375,400
  21          362,485,925
  22          348,154,157
  23          334,359,128
  24          321,119,876
  25          308,374,924
  26          296,105,745
  27          284,294,506
  28          272,924,046
  29          261,977,851
  30          251,440,861
  31          241,296,886
  32          231,531,208
  33          222,129,661
  34          213,078,613
  35          204,364,945
  36          195,984,294
  37          187,917,971
  38          187,917,971
  39          182,475,485
  40          175,715,558
  41          169,207,057
  42          162,941,894
  43          156,909,634
  44          151,101,583
  45          145,509,373
  46          140,124,949
  47          134,940,556
  48          129,948,734
  49          125,142,297
  50          120,514,334
  51          116,058,187
  52          111,767,452
  53          107,635,963
  54          103,657,784
  55           99,827,201
  56           96,138,672
  57           92,586,950
  58           89,166,939
  59           85,871,194
  60           82,696,754
  61           79,640,075
  62           76,696,773
  63           73,862,626
  64           71,133,567
  65           68,505,686
  66                    0

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                               COLLATERAL SUMMARY

Current Principal Balance             $709,766,662.23
Number of Mortgage Loans                        4,596

                                         AVERAGE          MINIMUM      MAXIMUM
                                     ----------------   ----------   -----------
Current Principal Balance                 $154,431.39   $26,731.59   $729,967.61

                                     WEIGHTED AVERAGE     MINIMUM      MAXIMUM
                                     ----------------   ----------   -----------
Original Term (mos)                               359          180          360
Age (mos)                                    2 Months     0 Months    45 months
Gross Mortgage Rate                           8.8066%      6.0000%     12.3750%
Loan-to-Value Ratio                           100.25%       96.00%      107.00%
Credit Score                                      662          544          822

Margin (%)                                    6.2049%      2.2500%     10.8750%
Initial Periodic Cap (%)                      2.9569%      1.0000%      6.0000%
Periodic Cap (%)                              1.2258%      1.0000%      2.0000%
Maximum Mortgage Rate (%)                    14.9928%     12.0000%     18.8750%
Minimum Mortgage Rate (%)                     7.5355%      2.2500%     11.8750%
Next Rate Adj. (mos)                               27           10           59

LIEN POSITION                                                    % OF LOAN GROUP
                                                                 ---------------
1st Lien                                                                 100.00%

OCCUPANCY                                                        % OF LOAN GROUP
                                                                 ---------------
Primary Residence                                                         84.15%
Non-Owner Occupied                                                         9.92%
Second/Vacation                                                            5.93%

DOCUMENTATION                                                    % OF LOAN GROUP
                                                                 ---------------
Full Documentation                                                        70.95%
Reduced Documentation                                                     29.05%

SERVICING                                                        % OF LOAN GROUP
                                                                 ---------------
Homecomings                                                               98.28%

DELINQUENCY                                                      % OF LOAN GROUP
                                                                 ---------------
Current                                                                  100.00%

LOAN TYPE                                                       % OF LOAN GROUP
                                                                ---------------
Adjustable-rate                                                          80.61%
Fixed-rate                                                               19.39%

LOAN PURPOSE                                                    % OF LOAN GROUP
                                                                ---------------
Purchase                                                                 71.90%
Equity Refinance                                                         24.26%
Rate/Term Refinance                                                       3.84%

PROPERTY TYPE                                                   % OF LOAN GROUP
                                                                ---------------
Single-family (detached)                                                 73.05%
PUD (detached)                                                           10.52%
Two-to-four family units                                                  6.08%
Condo Low-Rise                                                            5.62%
PUD (attached)                                                            3.26%
Townhouse                                                                 1.17%
Condo Mid-Rise                                                            0.22%
Leasehold                                                                 0.05%
Condo High-Rise                                                           0.05%

% WITH PREPAYMENT PENALTY                                                78.05%
% OVER 80% LTV WITH MI                                                    4.00%
% WITH INTEREST ONLY PERIOD                                              12.61%

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                                  CREDIT SCORES

                                                                                     Average
                                 Number of       Aggregate                          Principal      Weighted
                                  Mortgage   Principal Balance      Percent of       Balance        Average
Range of Credit Scores             Loans        Outstanding      Aggregate Loans   Outstanding   Original LTV
-------------------------------------------------------------------------------------------------------------

540 - 559                              3        $    339,989            0.05%        $113,330        99.16%
560 - 579                             51           8,017,118            1.13          157,198        99.95
580 - 599                            437          62,121,419            8.75          142,154        99.88
600 - 619                            719         104,681,380           14.75          145,593       100.11
620 - 639                            650          99,849,201           14.07          153,614       100.21
640 - 659                            704         119,455,109           16.83          169,681       100.09
660 - 679                            470          85,422,019           12.04          181,749       100.10
680 - 699                            375          61,935,329            8.73          165,161       100.52
700 - 719                            290          45,279,263            6.38          156,135       100.33
720 - 739                            273          40,017,535            5.64          146,584       100.71
740 - 759                            245          34,036,484            4.80          138,924       100.95
760 - 779                            204          26,411,495            3.72          129,468       100.60
780 - 799                            122          15,309,703            2.16          125,489       100.40
800 or greater                        53           6,890,619            0.97          130,012       100.96
-------------------------------------------------------------------------------------------------------------
TOTAL                              4,596        $709,766,662          100.00%        $154,431       100.25%

As of the cut-off date, the weighted average credit score is approximately 662.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                         ORIGINAL MORTGAGE LOAN BALANCE

                                               Aggregate                   Average
                                 Number of     Principal    Percent of    Principal      Weighted       Weighted
Range of                         Mortgage       Balance     Aggregate      Balance        Average        Average
Original Balances ($)              Loans      Outstanding     Loans      Outstanding   Credit Score   Original LTV
------------------------------------------------------------------------------------------------------------------

$1 - $100,000                       1424     $107,704,939     15.17%       $ 75,635         669          100.18%
$100,001 - $200,000                2,176      314,249,837     44.28         144,416         658          100.27
$200,001 - $300,000                  682      164,709,630     23.21         241,510         663          100.33
$300,001 - $400,000                  210       72,499,252     10.21         345,235         659          100.24
$400,001 - $500,000                   70       30,880,284      4.35         441,147         670          100.10
$500,001 - $600,000                   26       14,423,716      2.03         554,758         671          100.00
$600,001 - $700,000                    7        4,569,037      0.64         652,720         676          100.59
$700,001 - $800,000                    1          729,968      0.10         729,968         628          100.00
-----------------------------------------------------------------------------------------------------------------
TOTAL:                             4,596     $709,766,662    100.00%       $154,431         662          100.25%

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                                 MORTGAGE RATES

                                               Aggregate                   Average
                                 Number of     Principal    Percent of    Principal      Weighted       Weighted
Range of                         Mortgage       Balance     Aggregate      Balance        Average        Average
Mortgage Rates (%)                 Loans      Outstanding     Loans      Outstanding   Credit Score   Original LTV
------------------------------------------------------------------------------------------------------------------

6.0000 - 6.4999                        5     $  1,272,358       0.18%      $254,472         741          101.59%
6.5000 - 6.9999                       48       10,868,975       1.53        226,437         686          102.36
7.0000 - 7.4999                      165       29,928,653       4.22        181,386         699          101.46
7.5000 - 7.9999                      559       95,546,856      13.46        170,925         694          100.63
8.0000 - 8.4999                      628      100,085,248      14.10        159,371         679          100.17
8.5000 - 8.9999                     1302      201,243,217      28.35        154,565         662          100.15
9.0000 - 9.4999                      760      113,028,899      15.92        148,722         645          100.00
9.5000 - 9.9999                      732      107,870,798      15.20        147,364         639          100.01
10.0000 - 10.4999                    223       28,527,117       4.02        127,924         631           99.97
10.5000 - 10.9999                    123       14,415,757       2.03        117,201         617          100.11
11.0000 - 11.4999                     32        4,350,217       0.61        135,944         613          100.07
11.5000 - 11.9999                     15        1,806,716       0.25        120,448         609          100.00
12.0000 - 12.4999                      4          821,852       0.12        205,463         614          100.00
------------------------------------------------------------------------------------------------------------------
TOTAL:                             4,596     $709,766,662     100.00%      $154,431         662          100.25%

As of the cut-off date, the weighted average mortgage rate is approximately
8.8066%.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                               NET MORTGAGE RATES

                                               Aggregate                   Average
                                 Number of     Principal    Percent of    Principal       Weighted
Range of Net                      Mortgage      Balance      Aggregate     Balance     Average Credit   Weighted Average
Mortgage Rates (%)                 Loans      Outstanding      Loans     Outstanding        Score         Original LTV
------------------------------------------------------------------------------------------------------------------------

4.5000 - 4.9999                        1     $    104,567       0.01%      $104,567          640             100.00%
5.5000 - 5.9999                        6        1,533,866       0.22        255,644          731             101.69
6.0000 - 6.4999                       36        9,052,764       1.28        251,466          671             101.94
6.5000 - 6.9999                      152       28,336,699       3.99        186,426          697             101.45
7.0000 - 7.4999                      466       84,176,016      11.86        180,635          689             100.61
7.5000 - 7.9999                      709      112,925,863      15.91        159,275          684             100.27
8.0000 - 8.4999                     1227      190,588,615      26.85        155,329          661             100.16
8.5000 - 8.9999                      839      122,036,999      17.19        145,455          650             100.02
9.0000 - 9.4999                      741      108,384,764      15.27        146,268          639             100.01
9.5000 - 9.9999                      243       31,095,134       4.38        127,964          633             100.04
10.0000 - 10.4999                    125       14,651,376       2.06        117,211          617             100.10
10.5000 - 10.9999                     31        4,093,943       0.58        132,063          615              99.98
11.0000 - 11.4999                     16        1,964,203       0.28        122,763          609             100.24
11.5000 - 11.9999                      4          821,852       0.12        205,463          614             100.00
------------------------------------------------------------------------------------------------------------------------
TOTAL:                             4,596     $709,766,662     100.00%      $154,431          662             100.25%

As of the cut-off date, the weighted average net mortgage rate is approximately
8.3401%.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                               Aggregate      Percent      Average
                                 Number of     Principal        of        Principal       Weighted
Range of Original                 Mortgage      Balance      Aggregate     Balance     Average Credit
Loan-to-Value Ratios (%)           Loans      Outstanding      Loans     Outstanding        Score
-----------------------------------------------------------------------------------------------------

95.01 - 100.00                      4217     $648,986,957      91.44%      $153,898          660
100.01 - 101.00                       17        2,966,145       0.42        174,479          669
101.01 - 102.00                       58        9,785,538       1.38        168,716          654
102.01 - 103.00                      140       21,715,289       3.06        155,109          669
103.01 - 104.00                       56        9,714,611       1.37        173,475          649
104.01 - 105.00                       11        1,592,444       0.22        144,768          728
105.01 - 106.00                       11        1,612,215       0.23        146,565          745
106.01 - 107.00                       86       13,393,465       1.89        155,738          732
-----------------------------------------------------------------------------------------------------
TOTAL:                             4,596     $709,766,662     100.00%      $154,431          662

As of the cut-off date, the weighted average original loan-to-value ratio is approximately 100.25%.

                              DEBT TO INCOME RATIOS

                                               Aggregate                   Average
                                 Number of     Principal    Percent of    Principal       Weighted
Range of                          Mortgage      Balance      Aggregate     Balance     Average Credit   Weighted Average
Debt to Income Ratios (%)          Loans      Outstanding      Loans     Outstanding        Score         Original LTV
------------------------------------------------------------------------------------------------------------------------

Not Available                        195     $ 34,701,285       4.89%      $177,955          690              99.60%
0.01 - 20.00                         133       18,317,954       2.58        137,729          679              99.98
20.01 - 25.00                        135       16,813,378       2.37        124,544          676             100.14
25.01 - 30.00                        308       37,286,447       5.25        121,060          668             100.35
30.01 - 35.00                        472       60,805,641       8.57        128,826          671             100.60
35.01 - 40.00                        734      106,516,892      15.01        145,118          669             100.60
40.01 - 45.00                        978      154,530,226      21.77        158,006          666             100.29
45.01 - 50.00                       1299      217,967,318      30.71        167,796          653             100.12
50.01 - 55.00                        337       61,475,363       8.66        182,419          633             100.13
55.01 - 60.00                          5        1,352,159       0.19        270,432          640             100.00
------------------------------------------------------------------------------------------------------------------------
TOTAL:                             4,596     $709,766,662     100.00%      $154,431          662             100.25%

As of the cut-off date, the weighted average DTI is approximately 41.99%.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                   STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                 Number of       Aggregate       Percent of   Average Principal     Weighted       Weighted
                                  Mortgage   Principal Balance    Aggregate        Balance          Average        Average
State or Territory                 Loans        Outstanding        Loans         Outstanding      Credit Score   Original LTV
-----------------------------------------------------------------------------------------------------------------------------

Alabama                              181       $ 22,417,367          3.16%        $123,853             654           99.97%
Alaska                                 7          1,451,986          0.20          207,427             665          100.68
Arizona                              100         21,529,518          3.03          215,295             667          100.12
Arkansas                              69          8,223,205          1.16          119,177             662          100.11
California                            46         15,953,611          2.25          346,818             673           99.97
Colorado                              59         11,968,627          1.69          202,858             658          100.24
Connecticut                           19          4,557,447          0.64          239,866             675          100.25
Delaware                              10          2,104,644          0.30          210,464             656          100.95
Florida                              390         82,152,164         11.57          210,647             670          100.17
Georgia                              345         52,856,103          7.45          153,206             646          100.00
Idaho                                 25          3,704,325          0.52          148,173             665          100.43
Illinois                             148         26,981,207          3.80          182,305             665          100.25
Indiana                              297         31,947,485          4.50          107,567             672          100.35
Iowa                                  41          4,696,173          0.66          114,541             657          100.42
Kansas                                59          6,663,068          0.94          112,933             650          100.81
Kentucky                              85          9,041,980          1.27          106,376             648          100.00
Louisiana                            110         15,005,169          2.11          136,411             653          100.09
Maine                                  6            998,128          0.14          166,355             634          100.00
Maryland                              76         20,684,611          2.91          272,166             656          100.56
Massachusetts                         32          9,465,921          1.33          295,810             666          100.00
Michigan                             264         34,508,654          4.86          130,715             665          100.33
Minnesota                            125         24,075,658          3.39          192,605             666          100.03
Mississippi                           79          9,083,666          1.28          114,983             629           99.89
Missouri                             174         20,175,470          2.84          115,951             654          100.16
Montana                                6            669,392          0.09          111,565             686          100.00
Nebraska                              23          3,154,363          0.44          137,146             678          100.75
Nevada                                17          4,378,330          0.62          257,549             689          100.35
New Hampshire                         10          1,707,823          0.24          170,782             660          100.73
New Jersey                            48         11,951,667          1.68          248,993             664          100.03
New Mexico                            14          2,259,945          0.32          161,425             701          100.89
New York                              52         10,020,785          1.41          192,707             689          100.40
North Carolina                       194         25,899,779          3.65          133,504             652          100.08
North Dakota                          10          1,507,165          0.21          150,716             634           99.63
Ohio                                 243         28,433,001          4.01          117,008             669          100.36
Oklahoma                              66          7,089,171          1.00          107,412             673          100.84
Oregon                                47         11,279,833          1.59          239,996             667          100.60
Pennsylvania                         160         22,460,152          3.16          140,376             665          101.22
Rhode Island                          13          4,101,489          0.58          315,499             693           99.89
South Carolina                       104         13,552,170          1.91          130,309             642          100.42
South Dakota                           6            723,877          0.10          120,646             629          100.00
Tennessee                            177         20,595,358          2.90          116,358             656          100.32
Texas                                218         27,547,819          3.88          126,366             651           99.96
Utah                                  32          5,189,223          0.73          162,163             679          100.76
Vermont                                2            251,909          0.04          125,955             640          100.00
Virginia                             145         27,623,139          3.89          190,504             662          100.39
Washington                            59         10,980,491          1.55          186,110             688          100.51
West Virginia                          8            737,812          0.10           92,226             621          100.00
Wisconsin                            188         26,341,192          3.71          140,113             659          100.29
Wyoming                                7          1,064,587          0.15          152,084             665          101.28
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                             4,596       $709,766,662        100.00%        $154,431             662          100.25%

No more than (0.3%) will be secured by mortgaged properties located in any one zip code area in Massachusetts and no more than (0.3%) of the Mortgage Loans will be secured by mortgage properties located in any one zip code area outside
Massachusetts.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                                  LOAN PURPOSE

                                               Aggregate                   Average
                                 Number of     Principal    Percent of    Principal      Weighted
                                  Mortgage      Balance      Aggregate     Balance        Average     Weighted Average
Loan Purpose                       Loans      Outstanding      Loans     Outstanding   Credit Score     Original LTV
----------------------------------------------------------------------------------------------------------------------

Purchase                           3,393     $510,324,980      71.90%      $150,405         668            100.21%
Equity Refinance                   1,019      172,181,434      24.26        168,971         646            100.38
Rate/Term Refinance                  184       27,260,248       3.84        148,154         653            100.28
----------------------------------------------------------------------------------------------------------------------
TOTAL:                             4,596     $709,766,662     100.00%      $154,431         662            100.25%

                                    OCCUPANCY

                                               Aggregate                   Average
                                 Number of     Principal    Percent of    Principal      Weighted
                                  Mortgage      Balance      Aggregate     Balance        Average     Weighted Average
Occupancy Type                     Loans      Outstanding      Loans     Outstanding   Credit Score     Original LTV
----------------------------------------------------------------------------------------------------------------------

Primary Residence                  3,683     $597,237,016      84.15%      $162,160         651            100.30%
Non-Owner Occupied                   684       70,428,658       9.92        102,966         741             99.96
Second/Vacation                      229       42,100,989       5.93        183,847         680            100.13
TOTAL:                             4,596     $709,766,662     100.00%      $154,431         662            100.25%

                                  PROPERTY TYPE

                                               Aggregate                   Average
                                 Number of     Principal    Percent of    Principal      Weighted
                                  Mortgage      Balance      Aggregate     Balance        Average     Weighted Average
Property Type                      Loans      Outstanding      Loans     Outstanding   Credit Score     Original LTV
----------------------------------------------------------------------------------------------------------------------

Single-family detached             3,524     $518,457,967      73.05%      $147,122         657            100.26%
Planned Unit Developments
   (detached)                        336       74,644,050      10.52        222,155         658            100.22
Two-to-four family units             283       43,126,713       6.08        152,391         703            100.04
Condo Low-Rise (less than
   5 stories)                        252       39,860,955       5.62        158,178         682            100.36
Planned Unit Developments
   (attached)                        129       23,114,308       3.26        179,181         661            100.16
Townhouse                             62        8,298,368       1.17        133,845         675            101.27
Condo Mid-Rise (5 to
   8 stories)                          7        1,546,618       0.22        220,945         674             99.81
Leasehold                              2          374,473       0.05        187,237         759            100.00
Condo High-Rise (9 stories or
   more)                               1          343,210       0.05        343,210         649            100.00
----------------------------------------------------------------------------------------------------------------------
TOTAL:                             4,596     $709,766,662     100.00%      $154,431         662            100.25%

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                               DOCUMENTATION TYPE

                                              Aggregate      Percent      Average
                                 Number of    Principal        of        Principal      Weighted
                                 Mortgage      Balance      Aggregate     Balance        Average     Weighted Average
      Documentation Type           Loans     Outstanding      Loans     Outstanding   Credit Score     Original LTV
---------------------------------------------------------------------------------------------------------------------

Full Documentation                 3,549     $503,598,182     70.95%     $141,899          654           100.38%
Reduced Documentation              1,047      206,168,480     29.05       196,914          682            99.94
---------------------------------------------------------------------------------------------------------------------
TOTAL:                             4,596     $709,766,662    100.00%     $154,431          662           100.25%

                             PREPAYMENT PENALTY TERM

                                               Aggregate     Percent      Average
                                 Number of     Principal       of        Principal      Weighted
                                 Mortgage       Balance     Aggregate     Balance        Average     Weighted Average
     Prepayment Penalty            Loans      Outstanding     Loans     Outstanding   Credit Score     Original LTV
---------------------------------------------------------------------------------------------------------------------

12 Months                            244     $ 47,382,449      6.68%     $194,190          669           100.16%
24 Months                          1,903      299,740,379     42.23       157,509          651           100.06
36 Months                           1435      204,990,312     28.88       142,850          675           100.61
60 Months                              4          864,852      0.12       216,213          685           100.00
None                               1,005      155,764,999     21.95       154,990          664           100.20
Other                                  5        1,023,670      0.14       204,734          666           100.00
---------------------------------------------------------------------------------------------------------------------
TOTAL:                             4,596     $709,766,662    100.00%     $154,431          662           100.25%

"Other" means not 12, 24, 36, or 60 months, and not greater than 60 months.

                               INTEREST ONLY TERM

                                              Aggregate      Percent      Average
                                 Number of    Principal         of       Principal      Weighted
                                 Mortgage      Balance      Aggregate     Balance        Average     Weighted Average
     Interest Only Term            Loans     Outstanding      Loans     Outstanding   Credit Score     Original LTV
---------------------------------------------------------------------------------------------------------------------

None                               4,204     $620,280,511     87.39%      $147,545         661           100.30%
24 Months                             28        5,368,000      0.76        191,714         645            99.97
60 Months                            257       59,327,026      8.36        230,844         653            99.96
120 Months                           107       24,791,125      3.49        231,693         697            99.92
---------------------------------------------------------------------------------------------------------------------
TOTAL:                             4,596     $709,766,662    100.00%      $154,431         662           100.25%

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                              MAXIMUM MORTGAGE RATE

                                              Aggregate      Percent      Average
                                 Number of    Principal         of       Principal      Weighted
      Range of Maximum           Mortgage      Balance      Aggregate     Balance        Average     Weighted Average
      Mortgage Rates (%)           Loans     Outstanding      Loans     Outstanding   Credit Score     Original LTV
---------------------------------------------------------------------------------------------------------------------

Fixed Rate Mortgages               1,077     $137,653,717      19.39%    $127,812           683           100.82%
12.000 - 12.999                       25        6,352,157       0.89      254,086           701           102.11
13.000 - 13.999                      421       71,338,675      10.05      169,451           701           100.69
14.000 - 14.999                     1425      231,928,269      32.68      162,757           659           100.02
15.000 - 15.999                     1244      202,299,180      28.50      162,620           643           100.01
16.000 - 16.999                      335       50,930,991       7.18      152,033           640            99.99
17.000 - 17.999                       59        7,531,128       1.06      127,646           626            99.98
18.000 - 18.999                       10        1,732,546       0.24      173,255           612           100.00
---------------------------------------------------------------------------------------------------------------------
TOTAL:                             4,596     $709,766,662     100.00%    $154,431           662           100.25%

As of the cut-off date, the weighted average maximum mortgage rate is approximately 14.9928%.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                            NEXT RATE ADJUSTMENT DATE

                                      Aggregate                   Average
                        Number of     Principal    Percent of    Principal      Weighted
Next Rate Adjustment     Mortgage      Balance      Aggregate     Balance        Average     Weighted Average
Date                      Loans      Outstanding      Loans     Outstanding   Credit Score     Original LTV
-------------------------------------------------------------------------------------------------------------

Fixed Rate Mortgages      1,077     $137,653,717      19.39%      $127,812         683            100.82%
May 2007                      1           81,366       0.01         81,366         639            100.00
June 2007                     1           89,403       0.01         89,403         657            100.00
July 2007                     1          124,074       0.02        124,074         592            100.00
August 2007                   1          116,510       0.02        116,510         657            100.00
September 2007                1          334,268       0.05        334,268         687            100.00
October 2007                  2          245,361       0.03        122,681         682            100.00
November 2007                 6          505,480       0.07         84,247         648             99.83
December 2007                21        2,530,710       0.36        120,510         640             99.71
January 2008                 27        4,723,361       0.67        174,939         638            100.07
February 2008                94       13,513,604       1.90        143,762         653            100.10
March 2008                  277       40,795,153       5.75        147,275         654            100.03
April 2008                  592      107,337,618      15.12        181,314         661            100.02
May 2008                    571       96,248,074      13.56        168,561         647            100.02
June 2008                   716      111,073,071      15.65        155,130         646            100.02
July 2008                   114       17,708,194       2.49        155,335         645             99.88
November 2008                 1          128,000       0.02        128,000         716            100.00
January 2009                  3          291,085       0.04         97,028         619            100.00
February 2009                11        2,165,268       0.31        196,843         673             99.80
March 2009                   47        6,511,218       0.92        138,537         659            100.04
April 2009                  109       18,894,614       2.66        173,345         675            100.15
May 2009                    304       48,497,717       6.83        159,532         645            100.42
June 2009                   395       62,491,371       8.80        158,206         662            100.56
July 2009                   117       13,880,351       1.96        118,635         718            100.36
April 2010                    1          408,486       0.06        408,486         781             99.00
August 2010                   1          271,586       0.04        271,586         711            100.00
September 2010                1          218,000       0.03        218,000         681            100.00
February 2011                 8        1,658,313       0.23        207,289         697             99.77
March 2011                   18        3,299,998       0.46        183,333         708             99.87
April 2011                   47       10,540,616       1.49        224,268         705            100.00
May 2011                     11        1,949,008       0.27        177,183         710            100.00
June 2011                    20        5,481,066       0.77        274,053         700             99.94
-------------------------------------------------------------------------------------------------------------
TOTAL:                    4,596     $709,766,662     100.00%      $154,431         662            100.25%

As of the cut-off date, the weighted average months to next interest rate adjustment is approximately 27 months.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                                   NOTE MARGIN

                                      Aggregate                   Average
                        Number of     Principal    Percent of    Principal      Weighted
Range of                 Mortgage      Balance      Aggregate     Balance        Average     Weighted Average
Note Margins (%)          Loans      Outstanding      Loans     Outstanding   Credit Score     Original LTV
-------------------------------------------------------------------------------------------------------------

Fixed Rate Mortgages      1,077     $137,653,717      19.39%      $127,812         683            100.82%
2.0000 - 2.4999               4          852,313       0.12        213,078         714            100.11
2.5000 - 2.9999              74       14,456,977       2.04        195,365         710             99.95
3.0000 - 3.4999             283       35,849,955       5.05        126,678         757            100.75
3.5000 - 3.9999              44        7,229,313       1.02        164,303         711            100.01
4.0000 - 4.4999             191       25,559,499       3.60        133,819         697            100.85
4.5000 - 4.9999              77       14,176,483       2.00        184,110         673             99.99
5.0000 - 5.4999             218       35,244,046       4.97        161,670         658             99.95
5.5000 - 5.9999             469       79,606,162      11.22        169,736         642             99.99
6.0000 - 6.4999             513       89,108,294      12.55        173,700         642            100.02
6.5000 - 6.9999             506       87,598,640      12.34        173,120         642            100.04
7.0000 - 7.4999             462       75,346,555      10.62        163,088         642            100.06
7.5000 - 7.9999             390       64,593,075       9.10        165,623         646            100.10
8.0000 - 8.4999             214       30,107,905       4.24        140,691         644            100.16
8.5000 - 8.9999              52        9,260,528       1.30        178,087         642            100.10
9.0000 - 9.4999              13        1,599,873       0.23        123,067         678            100.00
9.5000 - 9.9999               3          605,266       0.09        201,755         641            100.00
10.0000 - 10.4999             3          221,500       0.03         73,833         657            100.00
10.5000 - 10.9999             3          696,563       0.10        232,188         587            100.00
-------------------------------------------------------------------------------------------------------------
TOTAL:                    4,596     $709,766,662     100.00%      $154,431         662            100.25%

As of the cut-off date, the weighted average note margin is approximately
6.2049%.

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.                        [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RZ3 $688,345,000 (APPROXIMATE)
FREE WRITING PROSPECTUS FOR RAMP 2006-RZ3
(Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

                     BANC OF AMERICA SECURITIES LLC CONTACTS

--------------------------------------------------------------------------------
                                    CONTACTS
--------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC

MORTGAGE TRADING/SYNDICATE                  Tel: (212) 847-5095

Charlene Balfour                            charlene.c.balfour@bankofamerica.com
Siddhartha Bothra                           siddhartha.bothra@bankofamerica.com

GLOBAL STRUCTURED FINANCE                   Fax: (704) 388-9668
Jeff Hare                   (704) 388-6840  Jeff.hare@bankofamerica.com
Michael Tri                 (704) 388-8786  Michael.l.tri@bankofamerica.com
Jorge Panduro               (704) 386-0902  Jorge.a.panduro@bankofamerica.com
Jay Wang                    (704) 387-1855  Jay.wang@bankofamerica.com
Michael Nichols             (704) 683-5179  Michael.p.nichols@bankofamerica.com

                             RATING AGENCY CONTACTS

------------------------------------------------
           NAME                  PHONE EXTENSION
------------------------------------------------
MOODY'S:   Arif Kaya Bekiroglu   (212) 553-7761
FITCH:     Laura Pokojni         (212) 908-0228
S&P:       Sharif Mahdavian      (212) 438-2412

Banc of America Securities LLC
--------------------------------------------------------------------------------
The certificates may not be suitable for all investors. Banc of America
Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor. The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter")
and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.
Information in these materials regarding any certificates discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.